THIS  NOTE AND THE  COMMON  SHARES  ISSUABLE
                  UPON  CONVERSION  OF THIS NOTE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933,
                  AS AMENDED.  THIS NOTE AND THE COMMON SHARES
                  ISSUABLE  UPON  CONVERSION  OF THIS NOTE MAY
                  NOT BE SOLD,  OFFERED  FOR SALE,  PLEDGED OR
                  HYPOTHECATED  IN THE ABSENCE OF AN EFFECTIVE
                  REGISTRATION  STATEMENT  OR  AN  OPINION  OF
                  COUNSEL  REASONABLY  SATISFACTORY TO TELEPAD
                  CORPORATION  THAT SUCH  REGISTRATION  IS NOT
                  REQUIRED.

                                CONVERTIBLE NOTE


            FOR VALUE RECEIVED, TELEPAD CORPORATION, a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to _________________________________________, Fax No.: ____________ (the "Holder")
or order, without demand, the sum of $____________, with interest accruing at the annual rate of 8% on May ____, 1999 (the "Maturity Date"), as such date may be extended by agreement of the parties hereto.

            The following terms shall apply to this Note:

                                    ARTICLE I

                           DEFAULT RELATED PROVISIONS

            1.1 PAYMENT GRACE PERIOD. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of 16% per annum shall apply to the amounts owed hereunder.

            1.2   CONVERSION PRIVILEGES.  The Conversion Privileges set forth in
Article II shall remain in full force and effect immediately from the date hereof and until the Note principal and interest are paid in full.

            1.3 INTEREST RATE. At the earlier of each Conversion Date (as hereinafter defined) or the Maturity Date, accelerated or otherwise, the Borrower shall pay interest at the annual rate of 8% per annum. From and after the occurence of an Acceleration Event, as defined hereinafter, the interest rate shall be 16% per annum.

                                   ARTICLE II

                                CONVERSION RIGHTS

            The Holder shall have the right to convert the principal amount and interest due under this Note into Shares of the Borrower's Common Stock as set forth below.

            2.1.  CONVERSION INTO THE BORROWER'S COMMON STOCK.

            (a) The Holder shall have the right from and after the issuance of this Note and then at any time on or prior to the Maturity Date, as it may be extended by agreement of the parties hereto, and until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note of $25,000 or greater amount, or any lesser amount representing the full remaining outstanding and unpaid principal portion and at the Holder's election, the accrued interest on the Note (the date of telecopying such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon the delivery of this Note to the escrow agent ("Escrow Agent") identified in Section 9 of the subscription agreement entered into between the Company and Holder (the "Subscription Agreement") and in the escrow agreement ("Escrow Agreement") referred to therein, or to the Company, accompanied, preceded or followed by notice from the Holder to the Company or Escrow Agent of the Holder's written request for conversion, subject further to the terms of the Escrow Agreement, Borrower shall issue and deliver to the Holder within ten business days from the Conversion Date that number of shares of Common Stock for the portion of the Note and/or interest converted in accordance with the foregoing and a new Note in the form hereof for the balance of the principal amount hereof, and/or interest if any. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and/or interest on the Note to be converted, by the Conversion Price.

            (b) The Conversion Price per share shall be $.98. From and after 120 days after the date of this Note and provided the average closing bid price for the Common Stock on the NASDAQ SmallCap Market, or on any securities exchange or other securities market on which the Common Stock is then being traded for any five (5) consecutive trading days is less than $1.31, then the Conversion Price shall be the lesser of (i) seventy-five (75%) of the average closing bid price for the Common Stock on the NASDAQ SmallCap Market, or on any securities exchange or other securities market on which the Common Stock is then being traded, for the five (5) trading days immediately preceding the Conversion Date, or (ii) $0.98.

            (c) The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a) and 2.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                  A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                  B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                  C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                  D. Share Issuance. Subject to the provisions of this Section, if the Borrower at any time shall issue any shares of Common Stock prior to the conversion of the entire principal amount of the Note (otherwise than as: (i) provided in Sections 2.1(c)A, 2.1(c)B or 2.1(c)C or this subparagraph D; (ii) pursuant to options, warrants, or other obligations to issue shares, outstanding on the date hereof (including all securities being issued in connection with the Subscription Agreement and the transactions contemplated therein), or as described in the Reports and Other Written Information, as such terms are defined in the Subscription Agreement (which agreement is incorporated herein by this reference); [(i) and (ii) above, are hereinafter referred to as the "Existing Option Obligations"] for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted conversion price. Except for the Existing Option Obligations for purposes of this adjustment, the issuance of any security of the Borrower after the date of this Note, carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

            (d) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

            2.2 METHOD OF CONVERSION. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted.



                                   ARTICLE III

                               ACCELERATION EVENT

            The occurrence of any of the following acceleration events ("Acceleration Event") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

            3.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days after written notice to the Borrower from the Holder.

            3.2 BREACH OF COVENANT. The Borrower is in material breach of any covenant or other term or condition of this Note, the Subscription Agreement, or in any agreement delivered in connection herewith, and such breach continues for a period of seven (7) days after written notice to the Borrower from the Holder.

            3.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Borrower made herein, in the Subscription Agreement entered into by the Holder and Borrower in connection with this Note, or in any agreement, statement or certificate given in writing pursuant to the foregoing or in connection herewith shall be materially false or misleading.

            3.4 RECEIVER OR TRUSTEE. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

            3.5 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

            3.6 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

            3.7 DELISTING. Delisting of the Common Stock from the NASDAQ SmallCap Market or such other principal exchange on which the Common Stock is listed for trading.

            3.8 CONCESSION. A concession by the Company of a default under any one or more obligations in an aggregate monetary amount in excess of $50,000.

            3.9 STOP TRADE. An SEC stop trade order or NASDAQ trading suspension, if either applies for a period of ten days or longer.

            3.10 FAILURE TO DELIVER COMMON STOCK. Borrower's failure to timely deliver Common Stock to the Holder pursuant to this Note or Section 9 of the Subscription Agreement, or failure to timely deliver a replacement Note representing any unconverted portion of this Note.

            3.11 NON-REGISTRATION EVENT. The occurrence of a Non-Registration Event as described in Section 10.2(j) of the Subscription Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

            4.1 FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            4.2 NOTICES. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by overnight courier) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section: (i)f if to the Company, (i) TelePad Corporation, 380 Herndon Parkway, Suite 1900, Herndon, Virginia 22070, telecopier number: (703) 834-1235, with a copy via telecopier to: Parker, Chapin, Flattau & Klimpl, Attn: Henry Rothman, Esq., (212) 704-6288. Each date on which a Notice of Conversion is telecopied to the Company or Escrow Agent in accordance with the provisions hereof shall be deemed a Conversion Date.

            4.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

            4.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

            4.5 COST OF COLLECTION. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

            4.6 GOVERNING LAW. This Note shall be deemed to have been executed in and shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws.

            4.7 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

            4.8 SECURITY INTEREST. This Note is secured by a security interest granted to Holder pursuant to a Security Agreement delivered by Borrower to Holder.

            IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this _____ day of May, 1998.

                                                    TELEPAD CORPORATION


                                                    By:_________________________